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                                                                  Exhibit 10(ii)

[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for American Forerunner Series issued through the New England Variable Annuity Separate Account (File No. 333-51676). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                  SUTHERLAND ASBILL & BRENNAN LLP


                                  By:      /s/   Kimberly J. Smith
                                       ----------------------------------
                                           Kimberly J. Smith

Washington, D.C.
May 15, 2001